AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 2025

1940 Act File No. 811-08495

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 314
(Check appropriate box or boxes)

NATIONWIDE MUTUAL FUNDS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ONE NATIONWIDE PLAZA
MAIL CODE 1-18-102
COLUMBUS, OHIO 43215
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)

(614) 435-5787
Registrant’s Telephone Number, including Area Code

Send Copies of Communications to:

ALLAN J. OSTER, ESQ.	PRUFESH R. MODHERA, ESQ.
ONE NATIONWIDE PLAZA	STRADLEY RONON STEVENS & YOUNG, LLP
COLUMBUS, OHIO 43215	2000 K STREET, N.W., SUITE 700
(NAME AND ADDRESS OF AGENT FOR SERVICE)	WASHINGTON, DC 20006

EXPLANATORY NOTE

This Amendment No. 314 (the “Amendment”) to the Registration Statement of Nationwide Mutual Funds (the “Registrant”) on Form N-1A is being filed under the Investment Company Act of 1940 (the “1940 Act”), as amended, to amend and supplement Amendment No. 312 to the Registrant’s Registration Statement on Form N-1A, filed with the U.S. Securities and Exchange Commission (the “Commission”) on February 27, 2025 under the 1940 Act (Accession No. 0001193125-25-039128) (“Amendment No. 312”), as pertaining to Parts B of the Nationwide Bond Portfolio, Nationwide U.S. 130/30 Equity Portfolio and Nationwide Fundamental All Cap Equity Portfolio and of the Nationwide International Equity Portfolio (together, the “Funds”), each a series of the Registrant.

Parts A and Parts B of the Funds, as filed in Amendment No. 312, are incorporated herein by reference.

The shares of beneficial interest (“Shares”) of the series of the Registrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”), because each series of the Registrant issues its shares only in private placement transactions that do not involve a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Shares of the series of the Registrant may be purchased only by “accredited investors,” as defined in Regulation D under the Securities Act. This Amendment is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the Securities Act.

The audited Financial Statement and the Report of Independent Registered Public Account Firm of the Funds for the fiscal year ended October 31, 2024, as filed with the Commission on December 30, 2024 (Accession No. 0001398344-24-023757) contained in the Annual Report of the Registrant, dated October 31, 2024, is incorporated herein by reference.

This Registration Statement relates only to the Funds and does not incorporate by reference the currently effective Part A and Part B for the Registrant’s other series.

NATIONWIDE MUTUAL FUNDS
Nationwide Bond Portfolio
Nationwide Fundamental All Cap Equity Portfolio
Nationwide U.S. 130/30 Equity Portfolio

Amendment dated July 1, 2025
to the Statement of Additional Information (“SAI”) dated February 27, 2025

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.
On June 10, 2025, the Board of Trustees of Nationwide Mutual Funds (the “Trust”) approved the nomination of Tracy Bollin (the “New Trustee”) to serve as a Trustee of the Trust. His term commenced on July 1, 2025. The New Trustee is not considered to be an “interested person” of the Trust as defined in the Investment Company Act of 1940, as amended.

2.	Effective immediately, the SAI is amended as follows:

a.	The paragraph under the heading “Management Information” beginning on page 50 of the SAI is deleted in its entirety and replaced with the following:

Each Trustee who is deemed an “interested person,” as such term is defined in the 1940 Act, is referred to as an “Interested Trustee.” Currently, there are no Trustees who are interested persons of the Trust. Those Trustees who are not “interested persons,” as such term is defined in the 1940 Act, are referred to as “Independent Trustees.” The name, year of birth, position and length of time served with the Trust, number of portfolios overseen, principal occupation(s) and other directorships/trusteeships held during the past five years, and additional information related to experience, qualifications, attributes, and skills of each Trustee and Officer are shown below. There are 45 series of the Trust, all of which are overseen by the Board of Trustees and Officers of the Trust. The address for each Trustee and Officer is c/o Nationwide Investment Management Group, One Nationwide Plaza, Mail Code 1-18-102, Columbus, OH 43215.

b.	The following supplements the table under the heading “Independent Trustees” beginning on page 51 of the SAI:

Tracy Bollin
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1970	Trustee since July 2025	115
Principal Occupation(s) During the Past Five Years (or Longer)
From 2015 until 2021, Mr. Bollin served as Vice President and CFO of Principal Funds, Managing Director of Fund Operations for Principal Global Investors, and President of Principal Shareholder Services.

Other Directorships held During the Past Five Years[2] Board member of On With Life since September 2024.
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Bollin has held multiple roles in the financial services industry, including positions in capital markets, finance, operations, and as a board member.

c.	The table and footnote 3 under the heading “Interested Trustee” on page 63 of the SAI are hereby deleted in their entirety.

d.	The information under the heading “Committees of the Board” beginning on page 56 of the SAI is modified as follows:

i.	The last sentence in the second paragraph is deleted and replaced with the following:

“The Audit and Operations Committee met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Kosel, Ms. Petersen, Mr. Kridler, Mr. Wezdenko (Chair) and Mr. Bollin, each of whom is not an interested person of the Trust, as defined in the 1940 Act.

ii.	The last sentence in the last paragraph is deleted and replaced with the following:

“The Investment Committee met four times during the past fiscal year, and currently consists of the following Trustees: Ms. Bradshaw, Mr. Davis (Chair), Ms. Jacobs and Mr. Karlawish, each of whom is not an interested person of the Trust, as defined in the 1940 Act.

e.	The table under the heading “Ownership of Shares of Nationwide Mutual Funds as of December 31, 2024” on page 57 of the SAI is deleted in its entirety and replaced with the following:

Name of Trustee	Dollar Range of Equity Securities and/or Shares in the Funds	Aggregate Dollar Range of Equity Securities and/or Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Tracy Bollin[1]	None	None
Kristina Bradshaw	Over $100,000	Over $100,000
Lorn C. Davis	Over $100,000	Over $100,000
Barbara I. Jacobs	Over $100,000	Over $100,000
Keith F. Karlawish	Over $100,000	Over $100,000
Carol A. Kosel	Over $100,000	Over $100,000
Douglas F. Kridler	Over $100,000	Over $100,000
Charlotte Petersen	Over $100,000	Over $100,000
David E. Wezdenko	Over $100,000	Over $100,000

[1]	Mr. Bollin’s term as an Independent Trustee commenced effective July 1, 2025.
f.
The table and accompanying footnotes under the heading “Ownership in the Fund’s Investment Adviser[1], Subadvisers[2] or Distributor[3] as of December 31, 2024” beginning on page 57 of the SAI are deleted in their entirety and replaced with the following:

Name of Trustee	Name of Owners and Relationships to Trustee	Name of Company	Title of Class of Security	Value of Securities	Percent of Class
Tracy Bollin[4]	N/A	N/A	N/A	None	N/A
Kristina Bradshaw	N/A	N/A	N/A	None	N/A
Lorn C. Davis	N/A	N/A	N/A	None	N/A
Barbara I. Jacobs	N/A	N/A	N/A	None	N/A
Keith F. Karlawish	N/A	N/A	N/A	None	N/A
Carol A. Kosel	N/A	N/A	N/A	None	N/A
Douglas F. Kridler	N/A	N/A	N/A	None	N/A
Charlotte Petersen	N/A	N/A	N/A	None	N/A
David E. Wezdenko	N/A	N/A	N/A	None	N/A

[1] Nationwide Fund Advisors.

[2] As of December 31, 2024, subadvisers to the Trust included: Amundi Asset Management US, Inc.; Bailard, Inc.; BlackRock Investment Management, LLC; Brown Capital Management, LLC; Dreyfus, a division of Mellon Investments Corporation; Geneva Capital Management LLC; Goldman Sachs Asset Management, L.P.; GQG Partners LLC; Insight North America LLC; Jacobs Levy Equity Management, Inc.; Janus Henderson Investors US LLC; Loomis, Sayles & Company, L.P.; Los Angeles Capital Management LLC; Mellon Investments Corporation; Nationwide Asset Management, LLC; Neuberger Berman Investment Advisers LLC; Newton Investment Management North America, LLC; UBS Asset Management (Americas) LLC.; WCM Investment Management, LLC; and Wellington Management Company LLP.

[3] Nationwide Fund Distributors LLC or any company, other than an investment company, that controls a Fund’s adviser or distributor.

[4] Mr. Bollin’s term as an Independent Trustee commenced effective July 1, 2025.

g.	The information under the heading “Compensation of Trustees” on page 58 of the SAI is deleted in its entirety and replaced with the following:

The Independent Trustees receive fees and reimbursement for expenses of attending board meetings from the Trust. The Compensation Table below sets forth the total compensation paid to the Independent Trustees, before reimbursement of any expenses incurred by them, for the fiscal year ended October 31, 2024. In addition, the Compensation Table sets forth the total compensation paid to the Independent Trustees from all the funds in the Fund Complex for the twelve months ended October 31, 2024. Trust officers receive no compensation from the Trust in their capacity as officers. The Adviser or an affiliate of the Adviser pays the fees, if any, and expenses of any Trustees who are interested persons of the Trust. Currently, there are no Trustees who are interested persons of the Trust.

The Trust does not maintain any pension or retirement plans for the Officers or Trustees of the Trust.

Name of Trustee	Aggregate Compensation from the Trust[3]	Pension Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex[1]
Tracy Bollin[2]	$0	N/A	N/A	$0
Kristina Bradshaw	99,238	N/A	N/A	377,000
Lorn C. Davis	100,237	N/A	N/A	380,750
Barbara I. Jacobs	103,185	N/A	N/A	392,000
Keith F. Karlawish	127,849	N/A	N/A	485,750
Carol A. Kosel	103,571	N/A	N/A	393,000
Douglas F. Kridler	108,443	N/A	N/A	412,000
Charlotte Petersen	99,173	N/A	N/A	377,000
David E. Wezdenko	102,185	N/A	N/A	388,250
Kristina Bradshaw	99,238	N/A	N/A	377,000

[1] As of October 31, 2024, the Fund Complex included two trusts comprised of 115 investment company funds or series. [2] Mr. Bollin’s term as an Independent Trustee commenced effective July 1, 2025.

Each of the Trustees and officers and their families are eligible to purchase Class A shares at net asset value without any sales charge. Each Trustee is also eligible to purchase Class R6 shares at net asset value. Class R6 shares are sold without a sales charge and are not subject to Rule 12b-1 fees or administrative services fees.

h.	The first paragraph under the heading “Distributor” beginning on page 63 of the SAI is deleted in its entirety and replaced with the following:

Nationwide Fund Distributors LLC (“NFD” or the “Distributor”), One Nationwide Plaza, Mail Code 1-18-102, Columbus, OH 43215, serves as underwriter for each Fund in the continuous distribution of its shares pursuant to an Underwriting Agreement dated May 1, 2007 (the “Underwriting Agreement”). Unless otherwise terminated, the Underwriting Agreement will continue for an initial period of two years and from year to year thereafter for successive annual periods, if, as to each Fund, such continuance is approved at least annually by (i) the Board of Trustees or by the vote of a majority of the outstanding shares of that Fund, and (ii) the vote of a majority of the Trustees of the Trust who are not parties to the Underwriting Agreement or interested persons (as defined in the 1940 Act) of any party to the Underwriting Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Underwriting Agreement may be terminated in the event of any assignment, as defined in the 1940 Act. NFD is a wholly owned subsidiary of NFS Distributors, Inc., which in turn is a wholly owned subsidiary of NFS. The following entities or people are affiliates of the Trust and are also affiliates of NFD:

Nationwide Fund Advisors
Nationwide Fund Management LLC
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Jefferson National Life Insurance Company
Jefferson National Life Insurance Company of New York
Nationwide Financial Services, Inc.
Nationwide Corporation
Nationwide Mutual Insurance Company
Christopher Graham
Kevin Grether
Kevin T. Jestice
Lee T. Cummings
Stephen R. Rimes
David Majewski
Benjamin Hoecherl

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

NATIONWIDE MUTUAL FUNDS
Nationwide International Equity Portfolio

Amendment dated July 1, 2025
to the Statement of Additional Information (“SAI”) dated February 27, 2025

Capitalized terms and certain other terms used in this amendment, unless otherwise defined in this amendment, have the meanings assigned to them in the SAI.
1.
On June 10, 2025, the Board of Trustees of Nationwide Mutual Funds (the “Trust”) approved the nomination of Tracy Bollin (the “New Trustee”) to serve as a Trustee of the Trust. His term commenced on July 1, 2025. The New Trustee is not considered to be an “interested person” of the Trust as defined in the Investment Company Act of 1940, as amended.

2.	Effective immediately, the SAI is amended as follows:

a.	The paragraph under the heading “Management Information” on page 34 of the SAI is deleted in its entirety and replaced with the following:

Each Trustee who is deemed an “interested person,” as such term is defined in the 1940 Act, is referred to as an “Interested Trustee.” Currently, there are no Trustees who are interested persons of the Trust. Those Trustees who are not “interested persons,” as such term is defined in the 1940 Act, are referred to as “Independent Trustees.” The name, year of birth, position and length of time served with the Trust, number of portfolios overseen, principal occupation(s) and other directorships/trusteeships held during the past five years, and additional information related to experience, qualifications, attributes, and skills of each Trustee and Officer are shown below. There are 45 series of the Trust, all of which are overseen by the Board of Trustees and Officers of the Trust. The address for each Trustee and Officer is c/o Nationwide Investment Management Group, One Nationwide Plaza, Mail Code 1-18-102, Columbus, OH 43215.

b.	The following supplements the table under the heading “Independent Trustees” beginning on page 34 of the SAI:

Tracy Bollin
Year of Birth	Positions Held with Trust and Length of Time Served[1]	Number of Portfolios Overseen in the Nationwide Fund Complex
1970	Trustee since July 2025	115
Principal Occupation(s) During the Past Five Years (or Longer)
From 2015 until 2021, Mr. Bollin served as Vice President and CFO of Principal Funds, Managing Director of Fund Operations for Principal Global Investors, and President of Principal Shareholder Services.

Other Directorships held During the Past Five Years[2] Board member of On With Life since September 2024.
Experience, Qualifications, Attributes, and Skills for Board Membership
Mr. Bollin has held multiple roles in the financial services industry, including positions in capital markets, finance, operations, and as a board member.

c.	The table and footnote 3 under the heading “Interested Trustee” beginning on page 36 of the SAI are hereby deleted in their entirety.

d.	The information under the heading “Committees of the Board” beginning on page 39 of the SAI is modified as follows:

i.	The last sentence in the second paragraph is deleted and replaced with the following:

“The Audit and Operations Committee met five times during the past fiscal year, and currently consists of the following Trustees: Ms. Kosel, Ms. Petersen, Mr. Kridler, Mr. Wezdenko (Chair) and Mr. Bollin, each of whom is not an interested person of the Trust, as defined in the 1940 Act.

ii.	The last sentence in the last paragraph is deleted and replaced with the following:

“The Investment Committee met four times during the past fiscal year, and currently consists of the following Trustees: Ms. Bradshaw, Mr. Davis (Chair), Ms. Jacobs and Mr. Karlawish, each of whom is not an interested person of the Trust, as defined in the 1940 Act.

e.	The table under the heading “Ownership of Shares of Nationwide Mutual Funds as of December 31, 2024” on page 40 of the SAI is deleted in its entirety and replaced with the following:

Name of Trustee	Dollar Range of Equity Securities and/or Shares in the Funds	Aggregate Dollar Range of Equity Securities and/or Shares in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent Trustees
Tracy Bollin[1]	None	None
Kristina Bradshaw	Over $100,000	Over $100,000
Lorn C. Davis	Over $100,000	Over $100,000
Barbara I. Jacobs	Over $100,000	Over $100,000
Keith F. Karlawish	Over $100,000	Over $100,000
Carol A. Kosel	Over $100,000	Over $100,000
Douglas F. Kridler	Over $100,000	Over $100,000
Charlotte Petersen	Over $100,000	Over $100,000
David E. Wezdenko	Over $100,000	Over $100,000

[1]	Mr. Bollin’s term as an Independent Trustee commenced effective July 1, 2025.
f.
The table and accompanying footnotes under the heading “Ownership in the Fund’s Investment Adviser[1], Subadvisers[2] or Distributor[3] as of December 31, 2024” on page 41 of the SAI are deleted in their entirety and replaced with the following:

Name of Trustee	Name of Owners and Relationships to Trustee	Name of Company	Title of Class of Security	Value of Securities	Percent of Class
Tracy Bollin[4]	N/A	N/A	N/A	None	N/A
Kristina Bradshaw	N/A	N/A	N/A	None	N/A
Lorn C. Davis	N/A	N/A	N/A	None	N/A
Barbara I. Jacobs	N/A	N/A	N/A	None	N/A
Keith F. Karlawish	N/A	N/A	N/A	None	N/A
Carol A. Kosel	N/A	N/A	N/A	None	N/A
Douglas F. Kridler	N/A	N/A	N/A	None	N/A
Charlotte Petersen	N/A	N/A	N/A	None	N/A
David E. Wezdenko	N/A	N/A	N/A	None	N/A

[1] Nationwide Fund Advisors.

[2] As of December 31, 2024, subadvisers to the Trust included: Amundi Asset Management US, Inc.; Bailard, Inc.; BlackRock Investment Management, LLC; Brown Capital Management, LLC; Dreyfus, a division of Mellon Investments Corporation; Geneva Capital Management LLC; Goldman Sachs Asset Management, L.P.; GQG Partners LLC; Insight North America LLC; Jacobs Levy Equity Management, Inc.; Janus Henderson Investors US LLC; Loomis, Sayles & Company, L.P.; Los Angeles Capital Management LLC; Mellon Investments Corporation; Nationwide Asset Management, LLC; Neuberger Berman Investment Advisers LLC; Newton Investment Management North America, LLC; UBS Asset Management (Americas) LLC.; WCM Investment Management, LLC; and Wellington Management Company LLP.

[3] Nationwide Fund Distributors LLC or any company, other than an investment company, that controls a Fund’s adviser or distributor.

[4] Mr. Bollin’s term as an Independent Trustee commenced effective July 1, 2025.

g.	The information under the heading “Compensation of Trustees” on page 41 of the SAI is deleted in its entirety and replaced with the following:

The Independent Trustees receive fees and reimbursement for expenses of attending board meetings from the Trust. The Compensation Table below sets forth the total compensation paid to the Independent Trustees, before reimbursement of any expenses incurred by them, for the fiscal year ended October 31, 2024. In addition, the Compensation Table sets forth the total compensation paid to the Independent Trustees from all the funds in the Fund Complex for the twelve months ended October 31, 2024. Trust officers receive no compensation from the Trust in their capacity as officers. The Adviser or an affiliate of the Adviser pays the fees, if any, and expenses of any Trustees who are interested persons of the Trust. Currently, there are no Trustees who are interested persons of the Trust.

The Trust does not maintain any pension or retirement plans for the Officers or Trustees of the Trust.

Name of Trustee	Aggregate Compensation from the Trust[3]	Pension Retirement Benefits Accrued as Part of Trust Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from the Fund Complex[1]
Tracy Bollin[2]	$0	N/A	N/A	$0
Kristina Bradshaw	99,238	N/A	N/A	377,000
Lorn C. Davis	100,237	N/A	N/A	380,750
Barbara I. Jacobs	103,185	N/A	N/A	392,000
Keith F. Karlawish	127,849	N/A	N/A	485,750
Carol A. Kosel	103,571	N/A	N/A	393,000
Douglas F. Kridler	108,443	N/A	N/A	412,000
Charlotte Petersen	99,173	N/A	N/A	377,000
David E. Wezdenko	102,185	N/A	N/A	388,250
Kristina Bradshaw	99,238	N/A	N/A	377,000

[1] As of October 31, 2024, the Fund Complex included two trusts comprised of 115 investment company funds or series. [2] Mr. Bollin’s term as an Independent Trustee commenced effective July 1, 2025.

Each of the Trustees and officers and their families are eligible to purchase Class A shares at net asset value without any sales charge. Each Trustee is also eligible to purchase Class R6 shares at net asset value. Class R6 shares are sold without a sales charge and are not subject to Rule 12b-1 fees or administrative services fees.

h.	The first paragraph under the heading “Distributor” beginning on page 44 of the SAI is deleted in its entirety and replaced with the following:

Nationwide Fund Distributors LLC (“NFD” or the “Distributor”), One Nationwide Plaza, Mail Code 1-18-102, Columbus, OH 43215, serves as underwriter for each Fund in the continuous distribution of its shares pursuant to an Underwriting Agreement dated May 1, 2007 (the “Underwriting Agreement”). Unless otherwise terminated, the Underwriting Agreement will continue for an initial period of two years and from year to year thereafter for successive annual periods, if, as to each Fund, such continuance is approved at least annually by (i) the Board of Trustees or by the vote of a majority of the outstanding shares of that Fund, and (ii) the vote of a majority of the Trustees of the Trust who are not parties to the Underwriting Agreement or interested persons (as defined in the 1940 Act) of any party to the Underwriting Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Underwriting Agreement may be terminated in the event of any assignment, as defined in the 1940 Act. NFD is a wholly owned subsidiary of NFS Distributors, Inc., which in turn is a wholly owned subsidiary of NFS. The following entities or people are affiliates of the Trust and are also affiliates of NFD:

Nationwide Fund Advisors
Nationwide Fund Management LLC
Nationwide Life Insurance Company
Nationwide Life and Annuity Insurance Company
Jefferson National Life Insurance Company
Jefferson National Life Insurance Company of New York
Nationwide Financial Services, Inc.
Nationwide Corporation
Nationwide Mutual Insurance Company
Christopher Graham
Kevin Grether
Kevin T. Jestice
Lee T. Cummings
Stephen R. Rimes
David Majewski
Benjamin Hoecherl

PLEASE RETAIN THIS AMENDMENT FOR FUTURE REFERENCE

PART C
OTHER INFORMATION
ITEM 28. EXHIBITS

(a)
Second Amended and Restated Agreement and Declaration of Trust, dated June 17, 2009 (the “Amended Declaration”), of the Registrant, Nationwide Mutual Funds (the “Trust”), a Delaware Statutory Trust, previously filed as Exhibit EX-28.a with the Trust’s registration statement on November 17, 2009, is hereby incorporated by reference.

(b)
Third Amended and Restated Bylaws, dated August 28, 2020 (the “Amended Bylaws”), of the Trust, previously filed as Exhibit EX-28.b with the Trust’s registration statement on September 17, 2020, is hereby incorporated by reference.

(c)
Certificates for shares are not issued. Articles III, V, and VI of the Amended Declaration and Article VII of the Amended Bylaws, incorporated by reference to Exhibit (a) and (b) hereto, define rights of holders of shares.

(d)	Investment Advisory Agreements
(1)
Investment Advisory Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended October 1, 2024, previously filed as Exhibit EX-28.d.1.a with the Trust’s registration statement on October 17, 2024, is hereby incorporated by reference.

(2)
Investment Advisory Agreement, dated August 28, 2007, between the Trust and Nationwide Fund Advisors, pertaining to the Target Destination Funds of the Trust, previously filed as Exhibit EX-23.d.2 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended January 16, 2025, previously filed as Exhibit EX-28.d.2.a with the Trust’s registration statement on January 16, 2025, is hereby incorporated by reference.

(3)
Investment Advisory Agreement, dated September 18, 2015, between the Trust and Nationwide Fund Advisors, pertaining to certain series of the Trust, previously filed as Exhibit EX-28.d.3 with the Trust’s registration statement on October 13, 2015, is hereby incorporated by reference.

(a)
Exhibit A to the Investment Advisory Agreement, amended September 11, 2024, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on September 18, 2024, is hereby incorporated by reference.

	(4)	Subadvisory Agreements
(a)
Amended Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated May 1, 2007, as amended June 16, 2010, previously filed as Exhibit EX-28.d.3.a with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(1)
Exhibit A to the Amended Subadvisory Agreement, amended February 1, 2012, previously filed as Exhibit EX-28.d.3.a.1 with the Trust’s registration statement on February 24, 2012, is hereby incorporated by reference.

(b)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Nationwide Asset Management, LLC, dated January 1, 2008, previously filed as Exhibit EX-23.d.3.h with the Trust’s registration statement on December 19, 2008, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended May 1, 2013, previously filed as Exhibit EX-28.d.3.c.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.
(c)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Brown Capital Management, LLC, dated August 26, 2011, previously filed as Exhibit EX-28.d.3.j with the Trust’s registration statement on September 16, 2011, is hereby incorporated by reference.

(d)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and UBS Asset Management (Americas) LLC (formerly, UBS Global Asset Management (Americas) Inc. and UBS Asset Management (Americas) Inc.), dated July 19, 2011, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on July 1, 2011, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended October 1, 2022, previously filed as Exhibit EX-28.d.4.d.1 with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(e)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Bailard, Inc., dated June 4, 2013, previously filed as Exhibit EX-28.d.3.k with the Trust’s registration statement on October 17, 2013, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended March 31, 2014, previously filed as Exhibit EX-28.d.3.j.1 with the Trust’s registration statement on April 3, 2014, is hereby incorporated by reference.
(f)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Geneva Capital Management LLC, dated March 16, 2020, previously filed as Exhibit EX-16.6.d.ix with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended March 11, 2021, previously filed as Exhibit EX-28.d.4.f.1 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(g)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Victory Capital Management, Inc., dated March 31, 2025, previously filed as Exhibit EX-28.d.4.g with the Trust’s registration statement on May 29, 2025, is hereby incorporated by reference.

(h)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated December 14, 2016, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on December 14, 2016, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended June 1, 2022, previously filed as Exhibit EX-28.d.4.i.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(i)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Wellington Management Company LLP, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.o with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(j)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated May 5, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, amended June 1, 2022, previously filed as Exhibit EX-28.d.4.k.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(k)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Loomis, Sayles & Company, L.P., dated November 13, 2017, previously filed as Exhibit EX-28.d.4.q with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended December 9, 2024, previously filed as Exhibit EX-28.d.4.k.1 with the Trust’s registration statement on December 16, 2024, is hereby incorporated by reference.

(l)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and WCM Investment Management, dated November 13, 2017, previously filed as Exhibit EX-28.d.4.t with the Trust’s registration statement on November 22, 2017, is hereby incorporated by reference.

(m)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Mellon Investments Corporation (formerly, BNY Mellon Asset Management North America Corporation), dated July 13, 2018, as amended August 5, 2019, previously filed as Exhibit EX-16.6.d.xx with the Trust’s registration statement on Form N-14 on September 27, 2019, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended March 12, 2020, previously filed as Exhibit EX-16.6.d.xx.1 with the Trust’s registration statement on Form N-14 on July 22, 2020, is hereby incorporated by reference.

(n)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and BlackRock Investment Management, LLC, dated September 13, 2018, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on November 2, 2018, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, amended January 1, 2021, previously filed as Exhibit EX-28.d.4.r.1 with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(o)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Dreyfus, a division of Mellon Investments Corporation, dated September 1, 2023, previously filed as Exhibit EX-28.d.4.p with the Trust’s registration statement on February 20, 2024, is hereby incorporated by reference.

(p)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and GQG Partners LLC, effective January 7, 2021, previously filed as Exhibit EX-28.d.4.u with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

	(1)	Exhibit A to the Subadvisory Agreement, as amended March 12, 2025, is filed herewith as Exhibit EX-28.d.4.p.1.

(q)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Janus Henderson Investors US LLC (formerly, Janus Capital Management LLC), effective January 13, 2021, previously filed as Exhibit EX-28.d.4.v with the Trust’s registration statement on February 18, 2021, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, effective July 18, 2022, previously filed as Exhibit EX-28.d.4.u.1 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(r)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Newton Investment Management North America, LLC, effective August 31, 2021, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on Form N-1A on September 22, 2021, is hereby incorporated by reference.

(1)
Exhibit A to the Subadvisory Agreement, as amended October 1, 2024, previously filed as Exhibit EX-28.d.4.r.1 with the Trust’s registration statement on October 17, 2024, is hereby incorporated by reference.

(s)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Goldman Sachs Asset Management, L.P., effective September 23, 2021, previously filed as Exhibit EX-28.d.4.x with the Trust’s registration statement on December 10, 2021, is hereby incorporated by reference.

			(1)	Exhibit A to the Subadvisory Agreement, amended June 30, 2023, previously filed as Exhibit EX-28.d.4.t.1 with the Trust’s registration statement on July 13, 2023, is hereby incorporated by reference.
(t)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Jacobs Levy Equity Management, Inc., effective July 21, 2022, previously filed as Exhibit EX-28.d.4.y with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(u)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Neuberger Berman Investment Advisers LLC, effective June 21, 2023, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on July 13, 2023, is hereby incorporated by reference.

(v)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Los Angeles Capital Management LLC, effective September 11, 2024, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on October 17, 2024, is hereby incorporated by reference.

(w)
Subadvisory Agreement among the Trust, Nationwide Fund Advisors and Invesco Advisers, Inc., effective May 7, 2025, previously filed as Exhibit EX-28.d.4.w with the Trust’s registration statement on May 29, 2025, is hereby incorporated by reference.

(e)	(1)
Underwriting Agreement, dated May 1, 2007, between the Trust and Nationwide Fund Distributors, LLC, previously filed as Exhibit EX-23.e.1 with the Trust’s registration statement on June 14, 2007, is hereby incorporated by reference.

(a)
Schedule A to the Underwriting Agreement, amended January 16, 2025, previously filed as Exhibit EX-28.e.1.a with the Trust’s registration statement on January 16, 2025, is hereby incorporated by reference.

	(2)	Form of Dealer Agreement, dated 2008, previously filed as Exhibit EX-23.e.2 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.
(f)	Not applicable.

(g)	Custodian Agreement
(1)
Global Custody Agreement, Investment Company Rider, Global Proxy Service Rider and Special Terms and Conditions Rider, dated April 4, 2003, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1 with the Trust’s registration statement on February 28, 2005, is hereby incorporated by reference.

(a)
Amendment to Global Custody Agreement, dated December 2, 2009, previously filed as Exhibit EX-28.g.1.a with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(b)
Amendment to Global Custody Agreement, dated December 9, 2015, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

		(c)	Amendment to Global Custody Agreement, dated February 1, 2022, previously filed as Exhibit EX-28.g.1.e with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.
(d)
Amendment to Global Custody Agreement, dated September 18, 2024, previously filed as Exhibit EX-28.g.1.d with the Trust’s registration statement on October 17, 2024, is hereby incorporated by reference.

		(e)	Amendment to Global Custody Agreement, dated January 16, 2025, previously filed as Exhibit EX-28.g.1.e on February 27, 2025, is hereby incorporated by reference.
(2)
Waiver to Global Custody Agreement, dated February 28, 2005, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-23.g.1.a with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(3)
Cash Trade Execution Rider to Global Custody Agreement, dated April 4, 2003, previously filed as Exhibit EX-23.g.1.b with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(4)
Concentration Accounts Agreement, dated December 2, 2009, between the Trust and JPMorgan Chase Bank, previously filed as Exhibit EX-28.g.4 with the Trust’s registration statement on February 26, 2010, is hereby incorporated by reference.

(5)
Securities Lending Rider to Global Custody Agreement, dated March 28, 2014, previously filed as Exhibit EX-28.g.5 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(6)
Addendum to Fee Schedule to Securities Lending Rider to Global Custody Agreement, dated March 31, 2014, previously filed as Exhibit EX-28.g.6 with the Trust’s registration statement on September 30, 2016, is hereby incorporated by reference.

(7)
Joinder and Sixth Amendment to Securities Lending Agreement, dated February 4, 2022, previously filed as Exhibit EX-28.g.7 with the Trust’s registration statement on February 18, 2022, is hereby incorporated by reference.

(h)	(1)
Joint Fund Administration and Transfer Agency Agreement, dated May 1, 2010, between the Trust, Nationwide Variable Insurance Trust and Nationwide Fund Management LLC, previously filed as Exhibit EX-28.h.1 with the Trust’s registration statement on September 14, 2010, is hereby incorporated by reference.

(a)
Schedule C to the Joint Fund Administration and Transfer Agency Agreement, amended September 1, 2012, previously filed as Exhibit EX-28.h.1.a with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(2)
Administrative Services Plan, effective March 10, 2015, amended January 16, 2025, previously filed as Exhibit EX-28.h.2 with the Trust’s registration statement on January 16, 2025, is hereby incorporated by reference.

(a)
Form of Servicing Agreement to Administrative Services Plan, dated January 2007, previously filed as Exhibit EX-23.h.2.b with the Trust’s registration statement on February 28, 2007, is hereby incorporated by reference.

	(3)	Form of Operational Service Agreement, dated 2007, previously filed as Exhibit EX-23.h.3 with the Trust’s registration statement on August 27, 2007, is hereby incorporated by reference.
(4)
Expense Limitation Agreement between the Trust and Nationwide Fund Advisors, amended January 9, 2008, previously filed as Exhibit EX-23.h.4 with the Trust’s registration statement on February 27, 2008, is hereby incorporated by reference.

		(a)	Amendment to Expense Limitation Agreement, dated March 1, 2017, previously filed as Exhibit EX-28.h.4.a with the Trust’s registration statement on May 5, 2017, is hereby incorporated by reference.
(b)
Amendment No. 2 to Expense Limitation Agreement, dated July 1, 2018, previously filed as Exhibit EX-28.h.4.b with the Trust’s registration statement on September 24, 2018, is hereby incorporated by reference.

(c)
Amendment No. 3 to Expense Limitation Agreement, dated September 13, 2023, previously filed as Exhibit EX-28.h.4.c with the Trust’s registration statement on February 20, 2024, is hereby incorporated by reference.

(d)
Exhibit A to the Expense Limitation Agreement, amended May 12, 2025, previously filed as Exhibit EX-28.h.4.d with the Trust’s registration statement on May 29, 2025, is hereby incorporated by reference.

(5)
Assignment and Assumption Agreement between Gartmore Mutual Funds, an Ohio Business Trust (“OBT”), and the Trust, dated February 28, 2005, assigning to the Trust OBT’s title, rights, interests, benefits and privileges in and to certain contracts listed in the Agreement, previously filed as Exhibit EX-23.h.11 with the Trust’s registration statement on February 28, 2006, is hereby incorporated by reference.

(6)
Administrative Services Fee Waiver Agreement between the Trust and Nationwide Financial Services, Inc., on behalf of the Nationwide Government Money Market Fund, dated March 1, 2025, previously filed as Exhibit EX-28.h.6 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(7)
Rule 12b-1 Fee Waiver Agreement between the Trust and Nationwide Fund Advisors, on behalf of the Nationwide Government Money Market Fund, dated March 1, 2025, previously filed as Exhibit EX-28.h.7 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(8)
Amended and Restated Fee Waiver Agreement between the Trust and Nationwide Fund Advisers, on behalf of the Nationwide Fund, Nationwide Government Money Market Fund, Nationwide Loomis Short Term Bond Fund, Nationwide Mid Cap Market Index Fund and Nationwide Small Cap Index Fund, effective as of March 1, 2025, previously filed as Exhibit EX-28.h.8 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(9)
Investment Advisory Fee Waiver Agreement between the Trust and Nationwide Fund Advisers, dated March 1, 2025, on behalf of the Nationwide Government Money Market Fund, previously filed as Exhibit EX-28.h.9 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(10)
Administrative Services Fee Waiver Agreement between the Trust and Nationwide Financial Services, Inc., on behalf of the Nationwide GQG US Quality Equity Fund, dated January 23, 2023, previously filed as Exhibit EX-28.h.11 with the Trust’s registration statement on February 27, 2023, is hereby incorporated by reference.

(11)
Administrative Services Fee Waiver Agreement between the Trust and Nationwide Financial Services, Inc., on behalf of the Nationwide Loomis Core Bond Fund, dated February 17, 2025, previously filed as Exhibit EX-28.h.11 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(i)	Not applicable.
(j)	Not applicable.

(k)	Not applicable.
(l)	Not applicable.
(m)	Distribution Plan under Rule 12b-1, amended January 16, 2025, previously filed as Exhibit EX-28.m with the Trust’s registration statement on January 16, 2025, is hereby incorporated by reference.
(n)
Rule 18f-3 Plan, effective March 2, 2009, amended January 16, 2025, previously filed as Exhibit EX-28.n with the Trust’s registration statement on January 16, 2025, is hereby incorporated by reference.

(o)	Not applicable.
(p)	(1)
Code of Ethics for Nationwide Fund Advisors, the Trust and Nationwide Variable Insurance Trust, dated November 2023, previously filed as Exhibit EX-28.p.1 with the Trust’s registration statement on February 20, 2024, is hereby incorporated by reference.

(2)
Code of Ethics for Fund Access Persons for BlackRock Investment Management, LLC, effective April 1, 2021, reviewed March 6, 2024, previously filed as Exhibit EX-28.p.2 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(3)
Code of Ethics for Nationwide Fund Distributors, LLC, January 1, 2024, previously filed as Exhibit EX-28.p.3 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(4)
Code of Ethics for Brown Capital Management, LLC, dated September 30, 2018, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on February 19, 2020, is hereby incorporated by reference.

(5)
Code of Ethics for UBS Asset Management (Americas) LLC, dated August 2024, previously filed as Exhibit EX-28.p.5 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(6)
Code of Ethics and Business Conduct for Bailard, Inc., dated August 16, 2024, previously filed as Exhibit EX-28.p.6 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(7)
Code of Ethics for Geneva Capital Management LLC, dated August 25, 2021, previously filed as Exhibit EX-28.p.7 with the Trust’s registration statement on February 20, 2024, is hereby incorporated by reference.

(8)
Code of Ethics for Wellington Management Company LLP, dated December 1, 2023, previously filed as Exhibit EX-28.p.9 with the Trust’s registration statement on February 20, 2024, is hereby incorporated by reference.

(9)
Code of Ethics for Loomis, Sayles & Company, L.P., effective January 14, 2000, amended October 18, 2024, previously filed as Exhibit EX-28.p.10 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(10)
Code of Ethics for WCM Investment Management, LLC, dated June 30, 2024, previously filed as Exhibit EX-28.p.11 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(11)
Code of Ethics for Nationwide Asset Management, LLC, dated June 2024, previously filed as Exhibit EX-28.p.12 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(12)
Personal Trading Policy and Code of Conduct for Mellon Investments Corporation, dated January 29, 2024, previously filed as Exhibit EX-28.p.13 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

	(13)	Code of Ethics for GQG Partners LLC, dated March 2024, previously filed as Exhibit EX-28.p.14 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(14)
Personal Code of Ethics for Janus Henderson Investors, effective January 1, 2023, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on February 20, 2024, is hereby incorporated by reference.

(15)
Code of Conduct for Newton Investment Management North America, LLC, dated December 2024, previously filed as Exhibit EX-28.p.16 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(16)
Personal Trading Policy and Code of Conduct for Dreyfus, a division of Mellon Investments Corporation, dated January 29, 2024, previously filed as Exhibit EX-28.p.17 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(17)
Code of Ethics for Goldman Sachs Asset Management, L.P., dated September 17, 2024, previously filed as Exhibit EX-28.p.19 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(18)
Code of Ethics for Jacobs Levy Equity Management, Inc., revised January 2016, previously filed as Exhibit EX-28.p.24 with the Trust’s registration statement on August 8, 2022, is hereby incorporated by reference.

(19)
Code of Ethics for Neuberger Berman Investment Advisers LLC, dated January 16, 2024, previously filed as Exhibit EX-28.p.21 with the Trust’s registration statement on February 20, 2025, is hereby incorporated by reference.

(20)
Code of Ethics for Los Angeles Capital Management LLC, dated July 16, 2024, previously filed as Exhibit EX-28.p.22 with the Trust’s registration statement on September 18, 2024, is hereby incorporated by reference.

(q)	(1)
Power of Attorney with respect to the Trust for Charles E. Allen, dated June 14, 2017, previously filed as Exhibit EX-28.q.1 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(2)
Power of Attorney with respect to the Trust for Douglas F. Kridler, dated June 14, 2017, previously filed as Exhibit EX-28.q.5 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(3)
Power of Attorney with respect to the Trust for Keith F. Karlawish, dated June 14, 2017, previously filed as Exhibit EX-28.q.7 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(4)
Power of Attorney with respect to the Trust for Carol A. Kosel, dated June 14, 2017, previously filed as Exhibit EX-28.q.9 with the Trust’s registration statement on August 24, 2017, is hereby incorporated by reference.

(5)
Power of Attorney with respect to the Trust for M. Diane Koken, dated March 6, 2019, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on June 14, 2019, is hereby incorporated by reference.

(6)
Power of Attorney with respect to the Trust for Kevin T. Jestice, dated March 15, 2023, previously filed as Exhibit EX-28.q.6 with the Trust’s registration statement on March 16, 2023, is hereby incorporated by reference.

(7)
Power of Attorney with respect to the Trust for Lorn C. Davis, dated January 1, 2021, previously filed as Exhibit EX-28.q.10 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.

(8)
Power of Attorney with respect to the Trust for David E. Wezdenko, dated January 1, 2021, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on January 15, 2021, is hereby incorporated by reference.

(9)
Power of Attorney with respect to the Trust for David Majewski, dated September 28, 2022, previously filed as Exhibit EX-28.q.12 with the Trust’s registration statement on October 11, 2022, is hereby incorporated by reference.

(10)
Power of Attorney with respect to the Trust for Charlotte Petersen, dated January 1, 2023, previously filed as Exhibit EX-28.q.11 with the Trust’s registration statement on February 21, 2023, is hereby incorporated by reference.

(11)
Power of Attorney with respect to the Trust for Kristina Bradshaw, dated January 1, 2023, previously filed as Exhibit EX-28.q.12 with the Trust’s registration statement on February 21, 2023, is hereby incorporated by reference.

ITEM 29. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT
No person is presently controlled by or under common control with Registrant.

ITEM 30. INDEMNIFICATION
Indemnification provisions for officers, directors and employees of the Registrant are set forth in Article VII, Section 2 of the Amended Declaration.  See Item 28(a) above.
The Trust has entered into indemnification agreements with each of the trustees and certain of its officers.  The indemnification agreements provide that the Trust will indemnify the indemnitee for and against any and all judgments, penalties, fines, and amounts paid in settlement, and all expenses actually and reasonably incurred by indemnitee in connection with a proceeding that the indemnitee is a party to or is threatened to be made a party to (other than certain exceptions specified in the agreements), to the maximum extent not expressly prohibited by Delaware law or applicable federal securities law and regulations (including, without limitation, Section 17(h) of the Investment Company Act of 1940 and the rules and regulations issued with respect thereto by the U.S. Securities and Exchange Commission).  The Trust also will indemnify indemnitee for and against all expenses actually and reasonably incurred by indemnitee in connection with any proceeding to which indemnitee is or is threatened to be made a witness but not a party.  See Item 23(h)(4) above.
Insofar as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER
(a)
Nationwide Fund Advisors (“NFA”), the investment adviser to the Trust, also serves as investment adviser to Nationwide Variable Insurance Trust. To the knowledge of the Registrant, the directors and officers of NFA have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of NFA or its affiliates.

Each of the following persons serves in the same or similar capacity with one or more affiliates of Nationwide Fund Advisors. The address for the persons listed below, except as otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name and Address	Principal Occupation	Position with NFA	Position with Funds
Kevin T. Jestice	President and Chief Executive Officer of Nationwide Investment Management Group; Senior Vice President of Nationwide Mutual Insurance Company	President and Director	President, Chief Executive Officer and Principal Executive Officer
Lee T. Cummings	Senior Vice President and Head of Fund Operations of Nationwide Investment Management Group; Vice President of Nationwide Mutual Insurance Company	Senior Vice President	Senior Vice President and Head of Fund Operations

Name and Address	Principal Occupation	Position with NFA	Position with Funds
Kevin D. Grether	Vice President of NFA and Chief Compliance Officer of NFA and the Trust; Vice President of Nationwide Mutual Insurance Company	Vice President and Chief Compliance Officer	Senior Vice President and Chief Compliance Officer
Kevin P. Scheiderer	Vice President, Chief Tax Officer of Nationwide Mutual Insurance Company	Vice President-Chief Tax Officer	N/A
Denise L. Skingle	Senior Vice President, Finance & Strategy Legal and Corporate Secretary of Nationwide Mutual Insurance Company	Senior Vice President and Secretary	N/A
Steve A. Ginnan	Senior Vice President, Director and Chief Financial Officer of Nationwide Financial Services, Inc.	Director	N/A
Stephen R. Rimes	Vice President, Associate General Counsel and Secretary for Nationwide Investment Management Group; Vice President of Nationwide Mutual Insurance Company	Vice President, Associate General Counsel and Assistant Secretary	Secretary, Senior Vice President and General Counsel
Hope C. Hacker	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Nathan Radabaugh	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A
Anthony L. Sutch	Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Vice President and Assistant Treasurer	N/A
David A. Garman	Vice President-Enterprise Governance & Finance Legal of Nationwide Mutual Insurance Company	Vice President and Assistant Secretary	N/A
Mark E. Hartman	Sr. Counsel, Corporate Governance and Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
David Dokko	Sr. Counsel, Corporate Governance and Assistant Secretary of Nationwide Mutual Insurance Company	Assistant Secretary	N/A
John L. Carter	President and Chief Operating Officer of Nationwide Financial Services, Inc.	Director	N/A

Name and Address	Principal Occupation	Position with NFA	Position with Funds
Steve Hall	Associate Vice President, Investments and Risk Data Analytics Risk Monitoring	Associate Vice President-Derivatives Risk Manager	N/A
Tonya G. Walker	Associate Vice President and Assistant Treasurer of Nationwide Mutual Insurance Company	Associate Vice President and Assistant Treasurer	N/A

(b)
BlackRock Investment Management, LLC (“BlackRock”) acts as subadviser to the Nationwide S&P 500 Index Fund, Nationwide Small Cap Index Fund, Nationwide Mid Cap Market Index Fund, Nationwide Bond Index Fund and Nationwide International Index Fund. To the knowledge of the Registrant, the directors and officers of BlackRock have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(c)
Nationwide Asset Management, LLC (“NWAM”) acts as subadviser to the Nationwide Inflation-Protected Securities Fund. To the knowledge of the Registrant, the directors and officers of NWAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(d)
Dreyfus, a division of Mellon Investments Corporation (“MIC”), acts as subadviser to the Nationwide Government Money Market Fund. MIC also acts as an investment adviser or subadviser to other investment companies. To the knowledge of the Registrant, the directors and officers of MIC have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(e)
Mellon Investments Corporation (“MIC”) acts as subadviser to the Nationwide NYSE Arca Tech 100 Index Fund. To the knowledge of the Registrant, the directors and officers of MIC have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(f)
UBS Asset Management (Americas) LLC (“UBS AM”) acts as subadviser to the Nationwide Global Sustainable Equity Fund. To the knowledge of the Registrant, the directors and officers of UBS AM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(g)
Bailard, Inc. (“Bailard”) acts as subadviser to the Nationwide Bailard Cognitive Value Fund, Nationwide Bailard Technology & Science Fund and Nationwide Bailard International Equities Fund. To the knowledge of the Registrant, the directors and officers of Bailard have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities. Bailard provides real estate services (such as identifying and recommending potential property acquisitions and dispositions, supervising day-to-day property management and providing real estate research) to a client that is an affiliated private real estate investment trust.

(h)
Geneva Capital Management LLC (“Geneva”) acts as subadviser to the Nationwide Geneva Mid Cap Growth Fund and Nationwide Geneva Small Cap Growth Fund. To the knowledge of the Registrant, the directors and officers of Geneva have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(i)
Wellington Management Company LLP (“Wellington Management”) acts as subadviser to the Nationwide International Small Cap Fund and Nationwide Fund. Wellington Management is an investment adviser registered under the Investment Advisers Act of 1940. During the past two fiscal years, no partner of Wellington Management has engaged in any other business, profession, vocation or employment of a substantial nature other than that of the business of investment management.

(j)
Loomis, Sayles & Company, L.P. (“Loomis Sayles”) acts as subadviser to the Nationwide Loomis All Cap Growth Fund, Nationwide Loomis Core Bond Fund and Nationwide Loomis Short Term Bond Fund. The address of Loomis Sayles is One Financial Center, Boston, MA 02111.  Loomis Sayles is an investment adviser registered under the Investment Advisers Act of 1940.  Except as noted below, the directors and officers of Loomis Sayles have not been engaged in any other business or profession of a substantial nature during the past fiscal years, other than in their capacities as a director or officer of affiliated entities.

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
Kevin P. Charleston Chairman, Chief Executive Officer, President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Natixis ETF Trust II 888 Boylston Street, Boston, MA 02199	Trustee
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee
	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Executive Vice President
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and President
	Loomis Sayles Investments Asia Pte. Ltd. 10 Collyer Quay #14-06, Ocean Financial Centre, Singapore 049315	Director
	Loomis Sayles Operating Services, LLC One Financial Center, Boston, MA 02111 (dissolved 12/20/22)	Chairman and President (2020 -2022)
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director, Chairman and President
Matthew J. Eagan Executive Vice President and Director	None	None
Daniel J. Fuss Vice Chairman, Executive Vice President and Director	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 to 2021)
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Executive Vice President (2003 to 2021)

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
John R. Gidman Executive Vice President, Chief Operating Officer and Director	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111 (dissolved 12/20/22)	Director and Chief Executive Officer (2020 - 2022)
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director and Chief Executive Officer
David L. Giunta Director	Natixis Investment Managers 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer, US
	Natixis Advisors, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer

	Natixis Distribution, LLC 888 Boylston Street, Boston, MA 02199	President and Chief Executive Officer
	Loomis Sayles Funds I 888 Boylston Street, Boston, MA 02199	Trustee and Executive Vice President
	Loomis Sayles Funds II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust I 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis Funds Trust IV 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Natixis ETF Trust II 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
	Gateway Trust 888 Boylston Street, Boston, MA 02199	Trustee, President and Chief Executive Officer
Aziz V. Hamzaogullari Executive Vice President, Chief Investment Officer of the Growth Equity Strategies and Director	None	None
Kinji Kato Director 6/17/22 to present)	Natixis Investment Managers Japan Ark Hills South Tower 8F 4-5, Roppongi 1-chome, Minato-ku Tokyo 106-0032 Japan	Honorary Chairman
Maurice Leger Director of Global Institutional Services, Executive Vice President and Director	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager
Rebecca O’Brien Radford Executive Vice President, General Counsel, Secretary and Director (1/1/2023 to present)	Loomis Sayles Distributors, Inc. One Financial Center, Boston, MA 02111	Director

Name and Position with Loomis Sayles	Name and Principal Business Address of Other Company	Connection with Other Company
	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	General Counsel and Secretary
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Secretary
	Loomis Sayles Operating Services, LLC, One Financial Center, Boston, MA 02111 (dissolved 12/20/22)	Director and Secretary (2020 - 2022)
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director, General Counsel and Secretary
Richard G. Raczkowski Executive Vice President and Director	None	None

Susan L. Sieker Executive Vice President, Chief Financial Officer and Director (2021-present)	Loomis Sayles Investments Limited The Economist Plaza, 25 St. James’s Street, London, England SW1A 1 HA	Chief Financial Officer
	Loomis Sayles Trust Company, LLC One Financial Center, Boston, MA 02111	Manager and Chief Financial Officer
	NIM-os, LLC One Financial Center, Boston, MA 02111	Director

David L. Waldman Executive Vice President, Deputy Chief Investment Officer (2013-2021), Chief Investment Officer (2021-present) and Director	None	None

(k)
WCM Investment Management, LLC (“WCMIM”) acts as subadviser to the Nationwide WCM Focused Small Cap Fund. WCMIM is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the directors and officers of WCMIM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(l)
GQG Partners LLC (“GQG”) acts as subadviser to the Nationwide GQG US Quality Equity Fund.  Except as noted below, during past two fiscal years the directors and officers of GQG have not been engaged in any other business or profession of a substantial nature for his or her own account or in the capacity of director, officer, employee partner or trustee.

Name and Position with Investment Adviser	Name and Principal Business Address of Other Company	Connection with Other Company
Rajiv Jain, Chairman, Chief Investment Officer and Manager	GQG Partners Community Empowerment Foundation* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Sole Member
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Executive Chairman, Chief Investment Officer
Tim Carver, Chief Executive Officer and Manager	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Executive Officer, Executive Director
	GQG Private Capital Solutions LLC* 909 A St, Suite 810 Tacoma, WA 98402	Manager, Chief Executive Officer (as of April 2024)
Melodie Zakaluk, Chief Financial Officer and Manager	GQG Global UCITS ICAV 2nd Floor, 5 Earlsfort Terrace Dublin D2 Ireland	Director (ended November 2022)
	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Financial Officer
	GQG Partners (Australia) Pty Ltd* Chifley Tower, Level 15.03 2 Chifley Square Sydney, NSW 2000 Australia	Director
	GQG Private Capital Solutions LLC* 909 A St, Suite 810 Tacoma, WA 98402	Manager, Chief Financial Officer (as of April 2024)
Charles Falck Chief Operating Officer	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Chief Operating Officer
	GQG Global UCITS ICAV 2nd Floor, 5 Earlsfort Terrace Dublin D2 Ireland	Director (as of November 2022)
	GQG Partners Ltd Unit 12, Floor 7th, Al Khatem Tower, ADGM Square, Al Maryah Island, Abu Dhabi, United Arab Emirates	Director (as of August 2023)
	GQG Private Capital Solutions LLC* 909 A St, Suite 810 Tacoma, WA 98402	Chief Operating Officer (as of April 2024)
Sal DiGangi, Global Chief Compliance Officer	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	Global Chief Compliance Officer
Frederick H. Sherley, General Counsel and Secretary	GQG Partners Inc.* 450 East Las Olas Blvd, Suite 750 Fort Lauderdale, FL 33301	General Counsel and Corporate Secretary
	GQG Private Capital Solutions LLC* 909 A St, Suite 810 Tacoma, WA 98402	General Counsel and Secretary (as of April 2024)
* Affiliated entity

(m)
Newton Investment Management North America, LLC (“Newton US”) acts as a subadviser to the Nationwide BNY Mellon Dynamic U.S. Equity Income Fund and Nationwide BNY Mellon Dynamic U.S. Core Fund. The directors and officers of Newton US have not been engaged in any other business or profession of substantial nature during the past two fiscal years.

(n)
Janus Henderson Investors US LLC (“Janus”) acts as a subadviser to the Nationwide Janus Henderson Overseas Fund. Janus is an investment adviser registered under the Investment Advisers Act of 1940. To the knowledge of the Registrant, the officers of Janus have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer or other employee of affiliated entities, including sponsor funds.

(o)
Goldman Sachs Asset Management, L.P. (“GSAM”) is an indirect wholly owned subsidiary of The Goldman Sachs Group, Inc. and serves as a subadviser to the Nationwide Bond Portfolio and portions of the Nationwide Fundamental All Cap Equity Portfolio. GSAM is engaged in the investment advisory business. GSAM is part of The Goldman Sachs Group, Inc., a public company that is a bank holding company, financial holding company and a world-wide, full-service financial services organization. GSAM Holdings LLC is the general partner and principal owner of GSAM. To the knowledge of the Registrant, the directors and officers of GSAM have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(p)
Invesco Advisers, Inc. (“Invesco”) acts as a subadviser to the Nationwide Invesco Core Plus Bond Fund (formerly, Nationwide BNY Mellon Core Plus Bond Fund and Nationwide BNY Mellon Core Plus Bond ESG Fund).

(q)
Jacobs Levy Equity Management, Inc. (“Jacobs Levy”) acts as subadviser to the Nationwide U.S. 130/30 Equity Portfolio. To the knowledge of the Registrant, the directors and officers of Jacobs Levy have not been engaged in any other business or profession of a substantial nature during the past two fiscal years other than in their capacities as a director or officer of affiliated entities.

(r)
Neuberger Berman Investment Advisers LLC (“NBIA”) acts as a subadviser to the Nationwide Fundamental All Cap Equity Portfolio. NBIA is an indirect subsidiary of Neuberger Berman Group LLC (“NBG”). The directors, officers and/or employees of NBIA, who are deemed “control persons,” of NBIA are: Joseph Amato, Ashok Bhatia, Kenneth deRegt, Douglas Kramer, and Stephen Wright. Mr. Amato is a Trustee of the Trust.

NBG’s voting equity is owned by NBSH Acquisition, LLC (“NBSH”). NBSH is owned by portfolio managers, members of the NBG’s management team, and certain of NBG’s key employees and senior professionals.

(s)
Los Angeles Capital Management LLC (“LA Capital”) acts as subadviser to the Nationwide International Equity Portfolio.

The following table includes any other business, profession, vocation or employment that officers or directors of the adviser have been engaged in the capacity of director, officer, employee, partner or trustee within the last two fiscal years.

Name	Outside Entity Name	Position Held
Thomas Stevens	Proxy Parent Foundation (Plan of CA)	Vice Chairman of the Board
Thomas Stevens	Agripower	Advisory Board Member
Thomas Stevens	Special Olympics of Southern California	Member of Board of Directors
Thomas Stevens	University of Wisconsin Foundation	Board Member
Hal Reynolds	Campbell Hall School	Director
Hal Reynolds	College Foundation University of Virginia	Trustee
Laina Draeger	CFA LA Society ESG Advisory Board	Advisory Board Member

The following table includes other substantial business or employment of officers or directors of the adviser solely in connection with the parent companies and/or affiliates of the adviser.

Name	LACM Global Ltd. (Affiliate)	Los Angeles Capital Global Funds plc (Affiliate)	LACM Holdings Inc. (Parent Company of Adviser)	LACM Equity LLC (Parent Company of Adviser)
Thomas Stevens	Director / Officer	Director	Director	Director
Hal Reynolds	Officer		Director / Officer	Director / Officer
Daniel Allen	Director / Officer	Director	Director / Officer	Director / Officer
Jennifer Reynolds	Officer		Director / Officer	Director / Officer
Stuart Matsuda			Director / Officer	Director / Officer
Edward Rackham			Officer	Officer
Bradford Rowe			Officer	Officer
Linda Barker			Officer	Officer
Liz Mueller			Officer	Officer
Steve Oetomo			Officer	Officer

ITEM 32. PRINCIPAL UNDERWRITERS

(a)	Nationwide Fund Distributors LLC, the principal underwriter of the Trust, also acts as principal underwriter for Nationwide Variable Insurance Trust.

(b)
Herewith is the information required by the following table with respect to each director, officer or partner of NFD.  The address for the persons listed below, except where otherwise noted, is One Nationwide Plaza, Columbus, OH 43215.

Name:	Position with NFD:	Position with Registrant:
Holly A. Butson	Chief Compliance Officer	N/A
Lee T. Cummings	President	Senior Vice President and Head of Fund Operations
Ewan T. Roswell	Associate Vice President and Treasurer	N/A
Denise L. Skingle	Senior Vice President and Secretary	N/A
Jennifer L. Monnin	Chief Marketing Officer	N/A
John L. Carter	Manager	N/A
Steven A. Ginnan	Manager	N/A
Kevin T. Jestice	Manager	President, Chief Executive Officer and Principal Executive Officer

(c)	Not applicable.

ITEM 33. LOCATION OF ACCOUNTS AND RECORDS
J.P. Morgan Investor Services Co.
1 Beacon Street
Boston, Massachusetts 02108-3002
Nationwide Funds Group
One Nationwide Plaza
Columbus, OH 43215
ITEM 34. MANAGEMENT SERVICES
Not applicable.
ITEM 35. UNDERTAKINGS
Not applicable.

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbus, and State of Ohio, on this 1st day of July, 2025.

NATIONWIDE MUTUAL FUNDS

BY:	/s/ Allan J. Oster
Allan J. Oster, Attorney-In-Fact for Registrant